UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2013

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle

Suite 3500

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act.

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 15, 2013, the Compensation Committee of the Board of Directors of Omega Healthcare Investors, Inc. (“Omega”) approved the terms of new employment agreements (collectively, the “Employment Agreements”) with each of Taylor Pickett, Daniel Booth, Robert Stephenson, Lee Crabill and Michael Ritz (collectively, the “Officers”). As of November 15, 2013, the Compensation Committee also approved the grants, effective December 31, 2013 and January 1, 2014, respectively, of long-term incentive compensation awards to the Officers as further described below. The Compensation Committee engaged an independent compensation consultant to advise the Committee in structuring and benchmarking the compensation arrangements against appropriate peers for each Officer.

Employment Agreements

The Employment Agreements have been executed effective November 15, 2013. The significant features of the Employment Agreements are summarized below.

•	Term. The term of each Employment Agreement commences November 15, 2013 and will expire on December 31, 2016.

•	Annual Base Salary. Each Employment Agreement specifies the current annual base salary for the Officer, effective January 1, 2013, which is as follows:

Name	Annual Base Salary

Pickett	$700,000
Booth	$440,000
Stephenson	$400,000
Crabill	$330,000
Ritz	$265,000

The annual base salary for each of the Officers will be subject to review as of January 1, 2014, and at least annually thereafter for possible increases.

•	Annual Bonus. Each Officer will be eligible to receive a cash bonus in an amount equal to a specified percentage of his annual base salary as indicated below based on the level of performance achieved.

	Threshold	Target	High
Pickett	100%	125%	150%
Booth	50%	75%	100%
Stephenson	50%	62.5%	75%
Crabill	30%	50%	70%
Ritz	40%	50%	60%

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The bonus metrics, the relative weighting of the bonus metrics and the specific threshold, target and high levels of each metric for 2013, previously approved by the Compensation Committee in January 2013, are as follows:

Metric	Weighting	Threshold	Target	High(4)
Adjusted FFO per share(1)	40%	$2.45	$2.47	$2.51
Tenant quality (uncollected rents)(2)	30%	Less than 2%	Less than 1.5%	Less than 1%
Subjective(3)	30%	N/A	N/A	N/A

(1)	Adjusted funds from operations per share. The adjusted FFO metric will be subject to adjustment to reflect the pro forma impact of changes to Omega’s capital structure that were not contemplated in the annual budget approved by the Board of Directors.
(2)	2013 uncollected rents as a percentage of 2013 gross revenue.
(3)	Subjective determination of the Compensation Committee, including among other things, factors such as subjective evaluation of individual performance, funded debt/total asset value and/or credit rating upgrade from a rating agency.
(4)	As to any bonus metrics except the subjective metric, if the level of achievement of the relevant performance metric is between threshold and target or between target and high, then the portion of the bonus earned with respect to that metric will be determined by linear interpolation.

The performance metrics, the weighting set forth above and the specific required levels at threshold, target and high, will continue to apply for 2014 and each subsequent year through 2016 unless the Compensation Committee changes the metrics or the weighting by no later than the first ninety (90) days of the year in which such change is to occur. If the Compensation Committee makes a change, the change will continue to apply for 2014 and each subsequent year through 2016 unless the Compensation Committee changes the metrics or the weighting by no later than the first ninety (90) days of the year in which such change is to occur. All required levels for threshold, target and high performance for any year that are based on objective criteria of the type contained in Omega’s budget will be based on Omega’s budget for the year that has been approved by the Board of Directors.

Each of the Officers will be eligible for a prorated bonus if the Officer’s employment is terminated during the year due to death. Otherwise, each of the Officers will be eligible for a bonus only if the Officer is employed by Omega on the date the bonus is paid, except that if the term of employment is not extended beyond December 31, 2016, the Officer will be eligible for a bonus for 2016 if he is employed by Omega on December 31, 2016.

•	Severance. If the Officer’s employment is terminated by Omega without cause (as defined in the Employment Agreement) or the Officer terminates his employment for good reason (as defined in the Employment Agreement), Omega will pay the Officer severance equal to a multiple of the sum of annual base salary plus average annual bonus payable for the three completed fiscal years prior to his termination. The multiple and the number of years over which such severance pay will be paid are next to each Officer’s name below:

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Pickett	3
Booth	2
Stephenson	1.5
Crabill	1.5
Ritz	1

Payment of severance is contingent upon the Officer providing a comprehensive release to Omega. Severance will not be paid if the term of the Employment Agreement expires, if an Officer terminates employment upon or following expiration of the term of the Employment Agreement, if the Officer resigns without good reason or if his employment is terminated by Omega for cause.

If any payments would be subject to the excise tax associated with parachute payments in connection with a change in control, the severance payments (and any other payments or benefits) under any other agreements will be reduced to the maximum amount that can be paid without incurring an excise tax, but only if that would result in the Officer retaining a larger after-tax amount.

•	Non-compete/Non-solicitation. During the period of employment and for the potential severance period thereafter, each Officer will be obligated not to provide managerial services or management consulting services to a competing business (as defined in the Employment Agreement) within the states in which Omega does business. In addition, each Officer will be prohibited during the term of the Employment Agreement and for the potential severance period thereafter from soliciting (i) clients or customers with whom he had material contact or (ii) management level or key employees of Omega to other employers. If the Officer remains employed by Omega through December 31, 2016, and as a result no severance is paid, then the non-compete and non-solicitation provisions will expire at December 31, 2016.

Long-Term Incentive Compensation

Overview

As previously reported, the Compensation Committee earlier determined to shift from its past practice of making equity grants every three years for sequential “end-to-end” grant cycles (i.e., 2008-2010, 2011-2013) to annual grants for “rolling three-year” grant cycles (i.e., 2014-2016, 2015-2017, 2016-2018). Accordingly, rather than making a single round of equity awards for the 2014-2016 performance cycle with no additional long-term incentive awards until 2017, the Committee determined to implement a new long-term incentive compensation program effective January 1, 2014 with smaller annual grants than previous grants made every three years. As of November 15, 2013, the Compensation Committee approved the grant, effective January 1, 2014, of long-term incentive compensation awards to each of the Officers as the first grant under the new annual rolling three year long-term incentive compensation program. As of November 15, 2013, the Compensation Committee also approved the grant, effective December 31, 2013, of one-time transition awards to each of the Officers to make up for the lost compensation opportunity that the Officers would otherwise suffer

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in Omega’s transition in 2014 from the three-year end-to-end long-term incentive compensation program to the annual rolling three-year long-term incentive compensation program. Each grant is subject to the Officer’s continued employment through the applicable grant date.

The number of shares of Omega common stock issuable under the annual grants and the transition grants are based on projected aggregate accrued taxable income potentially realizable by each Officer, rather than the estimated compensation expense to be recognized by Omega under generally accepted accounting principles (“GAAP”). Omega expects that the compensation expense associated with the annual and transition grants under GAAP will be substantially less than projected aggregate accrued taxable income realizable by the Officers. Projected aggregate accrued taxable income includes projected dividends and reflects potential accrued taxable income at various levels of Omega’s performance as described below.

The significant features of the long-term incentive compensation grants are summarized below. The descriptions of the timing of payment below assumes that the Officer has not elected to defer receipt of the common stock or dividend equivalents under Omega’s Deferred Stock Plan.

One-Time Transition Grants effective December 31, 2013.

The projected aggregate accrued taxable long-term incentive compensation opportunity (including dividends) for each Officer under the one-time transition grants of time-based restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”) for the period from December 31, 2013 through December 31, 2016 is noted in the table below. The threshold, target and high levels of long-term incentive compensation are based in part on Total Stockholder Return (“TSR”) performance and Relative TSR performance for the performance period. TSR is determined by reference to the total aggregate change in Omega’s stock price per share over the performance period plus dividends per share declared with respect to the performance period. Relative TSR means Omega’s TSR as compared to the total shareholder return reported for the MSCI U.S. REIT Index for the performance period. For calculating TSR and Relative TSR, the starting and ending stock prices used are the November and December average closing price per share at the beginning and the end of the performance periods.

Projected Aggregate Accrued Taxable Compensation Opportunity

Transition Grants*

	Threshold	Target	High
Pickett	$3,598,312	$7,425,496	$13,558,791
Booth	$2,113,236	$4,076,529	$7,276,645
Stephenson	$1,491,260	$3,117,939	$5,737,421
Crabill	$1,100,234	$2,213,936	$4,042,656
Ritz	$215,215	$440,967	$1,213,120

*	Represents projected accrued taxable income realizable by the Officer as of December 31, 2016. Omega’s anticipated compensation expense is expected to be materially lower. See “Overview” above.

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•	Restricted Stock Unit Awards. Each Officer’s transition long-term incentive compensation opportunity will consist in part of a one-time, time-based restricted stock unit award. The number of shares of Omega common stock subject to the RSU award will be that number of shares that is projected to produce as of December 31, 2016, one-half of the taxable compensation opportunity at target in the table immediately above. Each RSU award will be subject to three-year ratable vesting (1/3 per year) on December 31, 2014, 2015 and 2016 and will be subject to the Officer’s continued employment on the vesting date, except in the case of death, disability, termination by Omega without cause, or resignation for good reason (a “Qualifying Termination”) in connection with a change in control (as defined in the award agreement), in which case vesting is accelerated 100%. Dividend equivalents accrue on the RSUs and will be paid currently on unvested and vested units. The number of vested RSUs will be paid in Omega common stock upon vesting.

•	Performance Restricted Stock Unit Awards. The remainder of each Officer’s transition long-term incentive compensation will consist of a one-time award of PRSUs. The total number of shares of Omega common stock subject to these PRSUs at each performance level (threshold, target and high) will be that number of shares that is projected to produce as of December 31, 2016, an amount equal to the taxable compensation opportunity shown in the table above less the projected taxable compensation amount attributable to the RSUs under the transition grants. Therefore, the total number of shares issued under the PRSUs if target performance is achieved will be equal to the number of shares subject to the RSUs under the transition grant. The total number of shares issued under the PRSUs if threshold performance is achieved will be less, and if high performance is achieved will be more, than the number of shares subject to the RSUs under the transition grant. The PRSUs will be split into three component grants (28.6%, 28.6% and 42.8%, respectively, of the total transition PRSU grant) relating to three different performance periods, each starting on December 31, 2013 but ending December 31, 2014, December 31, 2015 and December 31, 2016, respectively. The number of PRSUs that will be earned for each performance period will depend 50% on the level of absolute TSR and 50% on the level of relative TSR achieved over the performance periods ending December 31, 2014, December 31, 2015 and December 31, 2016, respectively, as set forth in the table below.

TSR-Based PRSUs	Threshold	Target	High
TSR (annualized and compounded annually)	8%	10%	12%
Relative TSR-Based PRSUs
Basis Points	-300	0	+300

The number of shares earned under the PRSUs will be determined as of the last day of each performance period. The earned PRSUs vest on the last day of the performance period, subject to the Officer’s continued employment on the vesting date, except in the case of a Qualifying Termination. If the Qualifying Termination is not in connection with a change in control, vesting will be prorated based on days

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elapsed through the date of the Qualifying Termination. If the Qualifying Termination is in connection with a change in control, the performance period will end on the date of the change in control. If the Officer is employed on the date of the change in control or has a Qualifying Termination in connection with a change in control, depending on the level of TSR and Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control.

The earned and vested PRSUs will be paid in Omega common stock, along with dividend equivalents to be paid in cash, within ten (10) days following the last day of the performance period or on the date of a change in control, if earlier.

Dividend equivalents declared with respect to the applicable performance period accrue on PRSUs that subsequently vest. Accrued dividend equivalents will be paid to the Officer at the date the shares attributable to vested PRSUs are distributable.

Annual Grants for Rolling Three-Year Periods commencing January 1, 2014.

Each Officer’s grant effective January 1, 2014 will be for RSUs and PRSUs that provide an opportunity to earn that number of shares of common stock of Omega over a three year period that would produce the projected aggregate accrued taxable long-term incentive compensation opportunity (including dividends) as of December 31, 2016 shown in the table below. Like the transition grants described above, the threshold, target and high levels of long-term incentive compensation is based in part on Total Stockholder Return (“TSR”) performance and Relative TSR for the performance period.

Projected Aggregate Accrued Taxable Long-term Incentive Compensation Opportunity

Annual Grants for 2014-2016 Performance Period*

	Threshold	Target	High
Pickett	$2,056,178	$4,243,141	$7,747,880
Booth	$1,207,563	$2,329,445	$4,158,083
Stephenson	$849,292	$1,781,680	$3,278,526
Crabill	$628,705	$1,265,106	$2,310,089
Ritz	$121,550	$251,981	$693,211

*	Represents projected accrued taxable income realizable by the Officer as of December 31, 2016. The Company’s anticipated compensation expense is expected to be materially lower. See “Overview” above.

•	Restricted Stock Unit Awards. Like the transition award described above, each Officer’s annual long-term incentive compensation award will consist in part of a time-based RSU award. The number of shares of Omega common stock subject to the RSU award will be that number of shares that is projected to produce as of December 31, 2016, one-half of the taxable compensation amount at target in the table immediately above. Each RSU award will be subject to three-year cliff vesting on December 31, 2016 and will be subject to the Officer’s continued employment on the vesting date, except in the case of a Qualifying Termination. If the Qualifying

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Termination is not in connection with a change in control, the Officer will vest in the percentage of the RSUs set forth below.

Year of Qualifying Termination	Percentage Vested
2014	33 1/3%
2015	66 2/3%
2016	100%

If the Qualifying Termination is in connection with a change in control, vesting will be accelerated 100%. Dividend equivalents accrue on the RSU awards and will be paid currently on unvested and vested units. The number of vested RSUs will be paid in Omega common stock upon vesting.

•	Performance Restricted Stock Unit Awards. Like the transition grants, the remainder of each Officer’s annual long-term incentive compensation will consist of an award of PRSUs. The total number of shares of Omega common stock subject to these PRSUs at each performance level (threshold, target and high) will be that number of shares that is projected to produce as of December 31, 2016, an amount equal to the taxable compensation opportunity shown in the table above, less the projected taxable compensation amount attributable to the RSUs under the annual grants. Therefore, like the transition grants, the total number of shares issued under these PRSUs if target performance is achieved will be equal to the number of shares subject to the RSUs under the annual grant. Similarly, the total number of shares issued under the PRSUs if threshold performance is achieved will be less, and if high performance is achieved will be more, than the number of shares subject to the RSUs under the annual grant. The level of PRSUs that will be earned will be based (i) 50% on the level of absolute TSR and (ii) 50% on the level of relative TSR achieved over the three year performance period ending December 31, 2016, as set forth in the same table that applies to the transition grants of PRSUs above.

The number of shares earned under the PRSUs will be determined as of the last day of the performance period. 25% of the earned PRSUs will vest on the last day of each quarter in 2017, subject to the Officer’s continued employment on the vesting date, except in the case of a Qualifying Termination. If the Qualifying Termination is not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination or will be accelerated 100% if the Qualifying Termination occurs on or after December 31, 2016. Like the transition grants of PRSUs, if the Qualifying Termination is in connection with a change in control, the performance period will end on the date of the change in control. If the Officer is employed on the date of the change in control or has a Qualifying Termination in connection with a change in control, depending on the level of TSR and Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control.

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The earned and vested PRSUs will be paid in Omega common stock, along with dividend equivalents to be paid in cash, within ten (10) days following the last day of the performance period or on the date of a change in control, if earlier.

Dividend equivalents declared with respect to the applicable performance period accrue on PRSUs that subsequently vest and are paid. Accrued dividend equivalents will be paid to the Officer at the date the shares attributable to vested PRSUs are distributable.

Item 9.01          Financial Statements and Exhibits

Number	Description

10.1	Employment Agreement, dated November 15, 2013, between Omega Healthcare Investors, Inc. and C. Taylor Pickett.

10.2	Employment Agreement, dated November 15, 2013, between Omega Healthcare Investors, Inc. and Daniel Booth.

10.3	Employment Agreement, dated November 15, 2013, between Omega Healthcare Investors, Inc. and Robert O. Stephenson.

10.4	Employment Agreement, dated November 15, 2013, between Omega Healthcare Investors, Inc. and R. Lee Crabill.

10.5	Employment Agreement, dated November 15, 2013, between Omega Healthcare Investors, Inc. and Michael Ritz.

10.6	Form of Time-Based Restricted Stock Unit Agreement for Transition Grants (2013).

10.7	Form of Performance-Based Restricted Stock Unit Agreement for Transition Grants (2013).

10.8	Form of Time-Based Restricted Stock Unit Agreement for Annual Grants (commencing 2014).

10.9	Form of Performance-Based Restricted Stock Unit Agreement for Annual Grants (commencing 2014).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

By:	/s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer

Dated:  November 19, 2013

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